As filed with the Securities and Exchange Commission on April 11, 2001

                                                Registration No. 33-

                       SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549
                             ______________________
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933
                             ______________________
                             CMS ENERGY CORPORATION
             (Exact name of registrant as specified in its charter)

            Michigan                                       38-2726431
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
 incorporation or organization)

                        Fairlane Plaza South, Suite 1100
                              330 Town Center Drive
                            Dearborn, Michigan 48126
    (Address, including ZIP code, and telephone number, including area code, of registrant's principal executive offices)

                             CMS ENERGY CORPORATION
                        PERFORMANCE INCENTIVE STOCK PLAN
            EXECUTIVE STOCK OPTION AND STOCK APPRECIATION RIGHTS PLAN
                              (Full title of plans)

ALAN M. WRIGHT                                  Copy to:
Executive Vice President,                       MICHAEL D. VAN HEMERT, ESQ.
Chief Financial Officer and Chief               CMS Energy Corporation
Administrative Officer                          Fairlane Plaza South, Suite 1100
Fairlane Plaza South, Suite 1100                330 Town Center Drive
330 Town Center Drive                           Dearborn, Michigan 48126
Dearborn, Michigan 48126                        (313) 436-9602
(313) 436-9560
(Name, address, including ZIP code,
and telephone number, including
area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

     Title of         Amount to be         Proposed maximum            Proposed maximum            Amount of
 securities to be      registered      Offering price per share   aggregate offering price(1)  registration fee
    registered                                   (1)

Common Stock,        5,000,000(2)             $28.075                    $140,375,000             $35,093.75
$.01 par value



1) Estimated solely for the purpose of calculating the registration fee and, pursuant to Rule 457(c) and Rule 457(h) of the Securities Act of 1933, based upon the average of the high and low sale prices of the Common Stock, $.01 par value per share, of CMS Energy Corporation, on the New York Stock Exchange on April 23, 2001.

(2) The entire 5,000,000 additional shares are being registered for issuance pursuant to the CMS Energy Corporation Performance Incentive Stock Plan.

Statement Under General Instruction E - Registration of Additional Securities

This Registration Statement on Form S-8 is being filed solely to register additional securities in accordance with General Instruction E of Form S-8. CMS Energy Corporation ("CMS Energy" or the "Corporation") hereby incorporates by reference in this Registration Statement all contents, including those incorporated by reference, of CMS Energy's Registration Statement on Form S-8 dated June 8, 1993 (Registration No. 33-64044, including Post-Effective Amendment No. 1 thereto) (the "Original Registration Statement"). Except for items restated in this Registration Statement, this Registration Statement also incorporates from the Original Registration Statement periodic reports that CMS Energy filed after the Original Registration Statement to maintain current information about CMS Energy. CMS Energy recently filed with the Securities and Exchange Commission (the "Commission"), and incorporates herein by reference, the following Registration Statement:

- The description of the CMS Energy Common Stock contained in CMS Energy's Registration Statement on Form 8-B dated May 6, 1987, as amended by Amendment No. 1 thereto filed November 22, 1996.

All documents subsequently filed with the Commission by CMS Energy pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated herein by reference and to be a part hereof from the dates of filing of such documents.

Item 6.  Indemnification of Directors and Officers.

The following resolution was adopted by the Board of Directors of CMS Energy on May 6, 1987:

     RESOLVED: That effective March 1, 1987 the Corporation shall indemnify to the full extent permitted by law every person (including the estate, heirs and legal representatives of such person in the event of the decease, incompetency, insolvency or bankruptcy of such person) who is or was a director, officer, partner, trustee, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against all liability, costs, expenses, including attorneys' fees, judgments, penalties, fines and amounts paid in settlement, incurred by or imposed upon the person in connection with or resulting from any claim or any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative, investigative or of whatever nature, arising from the person's service or capacity as, or by reason of the fact that the person is or was, a director, officer, partner, trustee, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. Such right of indemnification shall not be deemed exclusive of any other rights to which the person may be entitled under statute, bylaw, agreement, vote of shareholders or otherwise.

CMS Energy's Bylaws provide:

     The Corporation may purchase and maintain liability insurance, to the full extent permitted by law, on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity.

Article VIII of the Articles of Incorporation of CMS Energy reads:

     A director shall not be personally liable to the Corporation or its shareholders for monetary damages for breach of duty as a director except
(i)for a breach of the director's duty of loyalty to the Corporation or its shareholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) for a violation of
Section 551(l) of the Michigan Business Corporation Act, and (iv) any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this Article VIII, and no modification to its provisions by law, shall apply to, or have any effect upon, the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment, repeal or modification.

Article IX of the Articles of Incorporation of CMS Energy reads:

     Each director and each officer of the Corporation shall be indemnified by the Corporation to the fullest extent permitted by law against expenses (including attorneys' fees), judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with the defense of any proceeding in which he or she was or is a party or is threatened to be made a party by reason of being or having been a director or an officer of the Corporation. Such right of indemnification is not exclusive of any other rights to which such director or officer may be entitled under any now or hereafter existing statute, any other provision of these Articles, bylaw, agreement, vote of shareholders or otherwise. If the Business Corporation Act of the State of Michigan is amended after approval by the shareholders of this
Article IX to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Business Corporation Act of the State of Michigan, as so amended. Any repeal or modification of this Article IX by the shareholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

     Sections 561 through 571 of the Michigan Business Corporation Act, as amended, provides CMS Energy with the power to indemnify directors, officers, employees and agents against certain expenses and payments, and to purchase and maintain insurance on behalf of directors, officers, employees and agents.

     Officers and directors are covered within specified monetary limits by insurance against certain losses arising from claims made by reason of their being directors or officers of CMS Energy or of CMS Energy's subsidiaries and CMS Energy's officers and directors are indemnified against such losses by reason of their being or having been directors or officers of another corporation, partnership, joint venture, trust or other enterprise at CMS Energy's request. In addition, CMS Energy has indemnified each of its present directors by contracts that contain affirmative provisions essentially similar to those in sections 561 through 571 of the Michigan Business Corporation Act summarized above.

Item 8.   Exhibits

Exhibit Numbers

*(3)(a) -       Restated Articles of Incorporation of CMS Energy.  (Designated
                in CMS Energy's Form S-3 dated December 15, 2000,
                File No.  333-51932,  as Exhibit (3)(a).)

*(3)(b) -       By-Laws of CMS Energy.  (Designated  in CMS Energy's Form S-3
                dated September 11, 2000, File No. 333-45556, as Exhibit 3(b).)

*(4)(a) -       Indenture  dated  as of  September  15,  1992  between  CMS
                Energy  and  NBD  Bank,  as  Trustee.  (Designated  in CMS
                Energy's  Form  S-3  Registration  Statement  filed  May 1,
                1992,  File No. 33-47629, as Exhibit (4)(a).)

                First Supplemental Indenture dated as of October 1, 1992 between CMS Energy and NBD Bank, as Trustee. (Designated in CMS Energy's Form 8-K dated October 1, 1992,
                File No. 1-9513, as Exhibit (4).)

                Second Supplemental Indenture dated as of October 1, 1992 between CMS Energy and NBD Bank, as Trustee. (Designated in CMS Energy's Form 8-K dated October 1, 1992, File No. 1-9513, as
                Exhibit 4(a).)

                Third Supplemental Indenture dated as of May 6, 1997 between CMS Energy and NBD Bank, as Trustee.
                (Designated in CMS Energy's Form 10-Q for the quarter ended March 31, 1997, File No. 1-9513, as Exhibit (4).)

                Fourth Supplemental Indenture dated as of September 26, 1997 between CMS Energy and NBD Bank, as Trustee. (Designated in CMS Energy's Form S-3 dated October 6, 1997,
                File No.  333-37241,  as Exhibit (4)(a).)

                Fifth Supplemental Indenture dated as of November 4, 1997 between CMS Energy and NBD Bank, as Trustee. (Designated in CMS Energy's Form 10-Q for the quarter ended September 30, 1997, File No. 1-9513, as Exhibit (4)(b).)

                Sixth Supplemental Indenture dated as of January 13, 1998 between CMS Energy and NBD Bank, as Trustee. (Designated in CMS Energy's 1997 Form 10-K, File No. 1-9513, as Exhibit
                (4)(d).)

                Seventh Supplemental Indenture dated as of January 25, 1999 between CMS Energy and NBD Bank, as Trustee. (Designated in CMS Energy's 1998 Form 10-K, File No. 1-9513, as
                Exhibit (4)(d)(i).)

                Eighth Supplemental Indenture dated as of February 3, 1999 between CMS Energy and NBD Bank, as Trustee. (Designated in CMS Energy's 1998 Form 10-K, File No. 1-9513, as Exhibit
                (4)(d)(ii).)

                Ninth Supplemental Indenture dated as of June 22, 1999 between CMS Energy and NBD Bank, as Trustee. (Designated in CMS Energy's Form 10-Q for the quarter ended June 30, 1999, File No. 1-9513, as Exhibit (4)(a).)

                Tenth Supplemental Indenture dated as of October 12, 2000 between CMS Energy and NBD Bank, as Trustee. (Designated in CMS Energy's Form S-3MEF dated October 19, 2000, File No. 333-48276, as Exhibit (4).)

** Eleventh Supplemental Indenture dated as of March 29, 2001 between CMS Energy Corporation and Bank One Trust Company National Association as Trustee.

*(4)(b) -       Indenture  dated as of January  15,  1994  between  CMS Energy and The Chase  Manhattan  Bank,  as Trustee.  (Designated  in
                CMS  Energy's  Form  8-K  dated  March 29,  1994,
                File  No. 1-9513,  as Exhibit (4)(a).)

                First Supplemental Indenture dated as of January 20, 1994 between CMS Energy and The Chase Manhattan Bank, as Trustee. (Designated in CMS Energy's Form 8-K dated March 29, 1994, file No. 1-9513, as Exhibit (4)(b).)

                Second Supplemental Indenture dated as of March 19, 1996 between CMS Energy and The Chase Manhattan Bank, as Trustee. (Designated in CMS Energy's Form 10-Q for the quarter ended March 31, 1996, File No. 1-9513, as Exhibit(4).)

                Third Supplemental Indenture dated as of March 17, 1997 between CMS Energy and The Chase Manhattan Bank, as Trustee. (Designated in CMS Energy's Form 8-K dated May 1, 1997, File No. 1-9513, as Exhibit (4).)

                Fourth Supplemental Indenture dated as of September 17, 1997 between CMS Energy and The Chase Manhattan Bank, as Trustee. (Designated in CMS Energy's Form S-3 dated September 22, 1997, File No. 333-36115, as Exhibit (4)(d).)

                Fifth Supplemental Indenture dated as of August 26, 1998 between CMS Energy and The Chase Manhattan Bank, as Trustee. (Designated in CMS Energy's Form S-4 dated September 10, 1998, File No. 333-63229, as Exhibit (4)(c).)

                Sixth Supplemental Indenture dated as of November 9, 2000 between CMS Energy and The Chase Manhattan Bank, as Trustee. (Designated in CMS Energy's Form 10-Q for the quarter ended September 30, 2000, File No. 1-9513, as Exhibit (4).)

*(4)(c) -       Credit  Agreement  dated as of June 27, 2000 among CMS Energy, as Borrower, and the Banks named therein, as Banks, and the Chase Manhattan Bank, as Administrative Agent and Collateral
                Agent, and Bank of America, N.A. and Barclays Bank PLC as
                Co-Syndication  Agents, and Citibank,  N.A., as Documentation
                Agent. (Designated in CMS Energy's Form 10-Q for the quarter ended June 30, 2000, File No. 1-9513, as Exhibit (4).)

*(4)(d) -       Subordinated  Debt Securities  Indenture  between CMS Energy and
                The Bank of New York, as Trustee, as  Trustee  dated as of June
                1, 1997.  Designated  in CMS  Energy's  Form 8-K dated July 1,
                1997, File No. 1-9513, as Exhibit (4)(a)).

                First Supplemental Indenture dated as of June 20, 1997 between CMS Energy and The Bank of New York, as Trustee. (Designated in CMS Energy's Form 8-K dated July 1, 1997, File No. 1-9513, as Exhibit (4)(b).)

                Second Supplemental Indenture dated as of June 1, 1999 between CMS Energy and The Bank of New York, as Trustee. (Designated in CMS Energy's Form 10-Q for the quarter ended June 30, 1999, File No. 1-9513, as Exhibit (4)(b).)


*(4)(e) -       Performance  Incentive Stock Plan, as first  effective  February
                3, 1988, and amended and restated effective January 1, 1995, and as amended as of December 3, 1999. (Designated in CMS
                Energy's 1999 Form 10-K, File No. 1-9513, as Exhibit (10(d).)

*(4)(f) -       Form of election of Exercise of  Nonqualified  Stock Option.
                (Designated in CMS Energy's Form S-8 dated August 4, 1995,
                File No. 33-61595, as Exhibit (4)(f)).

*(4)(g) -       Form of  certificate  of option grant.  (Designated in CMS
                Energy's Form S-8 dated August 4, 1995, File No. 33-61595, as
                Exhibit (4)(g)).

(5)(a)  -       Opinion of Michael D. Van Hemert,  Esq.,  Assistant General
                Counsel for CMS Energy re: legality of securities being offered.

(23)(a) -       Consents of Michael D. Van Hemert,  Esq.,  Assistant  General
                Counsel for CMS (included in Exhibit 5(a) above).

(23)(b) -       Consent of Arthur Andersen LLP regarding the Company's Form
                10-K.

(24)    -       Power of Attorney and certified copy of resolution authorizing officer to sign registration.

*    Previously Filed
**   Filed with this document

     Exhibits listed above which have been filed with the Securities and Exchange Commission are incorporated herein by reference with the same effect as if filed with this Registration Statement.


                                   Signatures

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dearborn, State of Michigan, on this 9th day of April 2001.

                                        CMS ENERGY CORPORATION

                                        By: /s/Alan M. Wright
                                        Alan M. Wright
                                        Executive Vice President,
                                        Chief Financial Officer,
                                        and Chief Administrative Officer

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed below by the following persons in the capacities indicated and on April 9, 2001.

            Name                            Title

(i) Principal executive officer:


/s/William T. McCormick, Jr.          Chairman of the Board,
(William T. McCormick, Jr.)           Chief Executive Officer and Director


(ii) Principal financial officer:


/s/Alan M. Wright                     Executive Vice President,
(Alan M. Wright)                      Chief Financial Officer
                                      and Chief Administrative Officer


(iii) Controller or principal
      accounting officer:


/s/Preston D. Hopper                  Senior Vice President,
(Preston D. Hopper)                   Controller and Chief Accounting Officer





                                      Director
(John M. Deutch)

          *                           Director
(James J. Duderstadt)

          *                           Director
(Kathleen R. Flaherty)

          *                           Director
(Earl D. Holton)

          *                           Director
(W. U. Parfet)

          *                           Director
(Percy A. Pierre)

          *                           Director
(Kenneth L. Way)

          *                           Director
(Kenneth Whipple)

          *                           Director
(John B. Yasinsky)


*By:  /s/Alan M. Wright
      Alan M. Wright
      Attorney-in-fact






Item 8.   Exhibits

Exhibit Numbers

*(3)(a) -       Restated Articles of Incorporation of CMS Energy.  (Designated
                in CMS Energy's Form S-3 dated December 15, 2000,
                File No.  333-51932,  as Exhibit (3)(a).)

*(3)(b) -       By-Laws of CMS Energy.  (Designated  in CMS Energy's Form S-3
                dated September 11, 2000, File No. 333-45556, as Exhibit 3(b).)

*(4)(a) -       Indenture  dated  as of  September  15,  1992  between  CMS
                Energy  and  NBD  Bank,  as  Trustee.  (Designated  in CMS
                Energy's  Form  S-3  Registration  Statement  filed  May 1,
                1992,  File No. 33-47629, as Exhibit (4)(a).)

                First Supplemental Indenture dated as of October 1, 1992 between CMS Energy and NBD Bank, as Trustee. (Designated in CMS Energy's Form 8-K dated October 1, 1992,
                File No. 1-9513, as Exhibit (4).)

                Second Supplemental Indenture dated as of October 1, 1992 between CMS Energy and NBD Bank, as Trustee. (Designated in CMS Energy's Form 8-K dated October 1, 1992, File No. 1-9513, as
                Exhibit 4(a).)

                Third Supplemental Indenture dated as of May 6, 1997 between CMS Energy and NBD Bank, as Trustee.
                (Designated in CMS Energy's Form 10-Q for the quarter ended March 31, 1997, File No. 1-9513, as Exhibit (4).)

                Fourth Supplemental Indenture dated as of September 26, 1997 between CMS Energy and NBD Bank, as Trustee. (Designated in CMS Energy's Form S-3 dated October 6, 1997,
                File No.  333-37241,  as Exhibit (4)(a).)

                Fifth Supplemental Indenture dated as of November 4, 1997 between CMS Energy and NBD Bank, as Trustee. (Designated in CMS Energy's Form 10-Q for the quarter ended September 30, 1997, File No. 1-9513, as Exhibit (4)(b).)

                Sixth Supplemental Indenture dated as of January 13, 1998 between CMS Energy and NBD Bank, as Trustee. (Designated in CMS Energy's 1997 Form 10-K, File No. 1-9513, as Exhibit
                (4)(d).)

                Seventh Supplemental Indenture dated as of January 25, 1999 between CMS Energy and NBD Bank, as Trustee. (Designated in CMS Energy's 1998 Form 10-K, File No. 1-9513, as
                Exhibit (4)(d)(i).)

                Eighth Supplemental Indenture dated as of February 3, 1999 between CMS Energy and NBD Bank, as Trustee. (Designated in CMS Energy's 1998 Form 10-K, File No. 1-9513, as Exhibit
                (4)(d)(ii).)

                Ninth Supplemental Indenture dated as of June 22, 1999 between CMS Energy and NBD Bank, as Trustee. (Designated in CMS Energy's Form 10-Q for the quarter ended June 30, 1999, File No. 1-9513, as Exhibit (4)(a).)

                Tenth Supplemental Indenture dated as of October 12, 2000 between CMS Energy and NBD Bank, as Trustee. (Designated in CMS Energy's Form S-3MEF dated October 19, 2000, File No. 333-48276, as Exhibit (4).)

** Eleventh Supplemental Indenture dated as of March 29, 2001 between CMS Energy Corporation and Bank One Trust Company National Association as Trustee.

*(4)(b) -       Indenture  dated as of January  15,  1994  between  CMS Energy and The Chase  Manhattan  Bank,  as Trustee.  (Designated  in
                CMS  Energy's  Form  8-K  dated  March 29,  1994,
                File  No. 1-9513,  as Exhibit (4)(a).)

                First Supplemental Indenture dated as of January 20, 1994 between CMS Energy and The Chase Manhattan Bank, as Trustee. (Designated in CMS Energy's Form 8-K dated March 29, 1994, file No. 1-9513, as Exhibit (4)(b).)

                Second Supplemental Indenture dated as of March 19, 1996 between CMS Energy and The Chase Manhattan Bank, as Trustee. (Designated in CMS Energy's Form 10-Q for the quarter ended March 31, 1996, File No. 1-9513, as Exhibit(4).)

                Third Supplemental Indenture dated as of March 17, 1997 between CMS Energy and The Chase Manhattan Bank, as Trustee. (Designated in CMS Energy's Form 8-K dated May 1, 1997, File No. 1-9513, as Exhibit (4).)

                Fourth Supplemental Indenture dated as of September 17, 1997 between CMS Energy and The Chase Manhattan Bank, as Trustee. (Designated in CMS Energy's Form S-3 dated September 22, 1997, File No. 333-36115, as Exhibit (4)(d).)

                Fifth Supplemental Indenture dated as of August 26, 1998 between CMS Energy and The Chase Manhattan Bank, as Trustee. (Designated in CMS Energy's Form S-4 dated September 10, 1998, File No. 333-63229, as Exhibit (4)(c).)

                Sixth Supplemental Indenture dated as of November 9, 2000 between CMS Energy and The Chase Manhattan Bank, as Trustee. (Designated in CMS Energy's Form 10-Q for the quarter ended September 30, 2000, File No. 1-9513, as Exhibit (4).)

*(4)(c) -       Credit  Agreement  dated as of June 27, 2000 among CMS Energy, as Borrower, and the Banks named therein, as Banks, and the Chase Manhattan Bank, as Administrative Agent and Collateral
                Agent, and Bank of America, N.A. and Barclays Bank plc as
                Co-Syndication  Agents, and Citibank,  N.A., as Documentation
                Agent. (Designated in CMS Energy's Form 10-Q for the quarter ended June 30, 2000, File No. 1-9513, as Exhibit (4).)

*(4)(d) -       Subordinated  Debt Securities  Indenture  between CMS Energy and
                The Bank of New York, as Trustee, as  Trustee  dated as of June
                1, 1997.  Designated  in CMS  Energy's  Form 8-K dated July 1,
                1997, File No. 1-9513, as Exhibit (4)(a)).

                First Supplemental Indenture dated as of June 20, 1997 between CMS Energy and The Bank of New York, as Trustee. (Designated in CMS Energy's Form 8-K dated July 1, 1997, File No. 1-9513, as Exhibit (4)(b).)

                Second Supplemental Indenture dated as of June 1, 1999 between CMS Energy and The Bank of New York, as Trustee. (Designated in CMS Energy's Form 10-Q for the quarter ended June 30, 1999, File No. 1-9513, as Exhibit (4)(b).)

*(4)(e) -       Performance  Incentive Stock Plan, as first  effective  February
                3, 1988, and amended and restated effective January 1, 1995, and as amended as of December 3, 1999. (Designated in CMS
                Energy's 1999 Form 10-K, File No. 1-9513, as Exhibit (10(d).)

*(4)(f) -       Form of election of Exercise of  Nonqualified  Stock Option.
                (Designated in CMS Energy's Form S-8 dated August 4, 1995,
                File No. 33-61595, as Exhibit (4)(f)).

*(4)(g) -       Form of  certificate  of option grant.  (Designated in CMS
                Energy's Form S-8 dated August 4, 1995, File No. 33-61595, as
                Exhibit (4)(g)).

(5)(a)  -       Opinion of Michael D. Van Hemert,  Esq.,  Assistant General
                Counsel for CMS Energy re: legality of securities being offered.

(23)(a) -       Consents of Michael D. Van Hemert,  Esq.,  Assistant  General
                Counsel for CMS (included in Exhibit 5(a) above).

(23)(b) -       Consent of Arthur Andersen LLP regarding the Company's Form
                10-K.

(24)    -       Power of Attorney and certified copy of resolution authorizing officer to sign registration.

*   Previously Filed
**  Filed with this document

     Exhibits listed above which have been filed with the Securities and Exchange Commission are incorporated herein by reference with the same effect as if filed with this Registration Statement.